UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

Sow Good Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42037	27-2345075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 N Union Bower Rd

Irving, TX 75061

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SOWG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 18, 2026, Sow Good Inc. (the “Company”) amended the previously disclosed Securities Purchase Agreement (the “Amendment”) by and between the Corporation and David Lazar (the “Purchaser”) (the “Securities Purchase Agreement”), dated as of December 31, 2025, pursuant to which the Corporation agreed to, among other things and subject to approval of the stockholders of the Corporation, sell and issue to the Purchaser or a permitted designee(s) or transferee(s) 1,500,000 Series AAA preferred shares of the Corporation (the “Series AAA Preferred Stock”), convertible into 375,000,000 shares of Common Stock, pursuant to a Certificate of Designation (the “Old CoD”) in the form of Exhibit B to the Securities Purchase Agreement. The Amendment replaces the Old CoD with a new Certificate of Designation (the “New CoD”), pursuant to which the Series AAA Preferred Stock would be redeemable by the Company at price of $200.00 per share of Series AAA Preferred Stock, plus any declared but unpaid dividends, and is subject to certain conversion limitations.

The Amendment to the Securities Purchase Agreement is filed herewith as Exhibit 10.1 and the description above is qualified in its entirety by the text of the Amendment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2026, the Board appointed Yisroel Goldberg as Chief Commercial Officer, effective immediately.

Yisroel Goldberg, age 42, is a real estate asset manager and fiduciary with over 15 years of hands-on experience driving performance across portfolio operations, value-add execution, and financial discipline. He is the asset manager at YSG Capital since 2020, where he oversees the day-to-day management of multi-state U.S. portfolio consisting of residential apartment communities and land development projects. He is responsible for overall operating performance, including leasing strategy, expense control, staffing, capital improvements, and asset-level reporting. He leads cross-functional property teams across administrative, property management, and maintenance operations, while identifying and executing value-add initiatives designed to increase revenue and enhance long-term asset performance. He also coordinates financing efforts through established relationships to support portfolio stability and growth. In addition, he supports trust administration and oversees portfolio financials and accounting processes for over 10 years. Previously, Mr. Goldberg served as asset manager at Braham Capital between 2011 and 2020, where he led day-to-day oversight of a large multi-state U.S. residential portfolio, and was accountable for operating performance across leasing, expense control, staffing, capital improvements, and asset-level reporting. He managed cross-functional property teams (administrative, property management, and maintenance), identified and capitalized value-add opportunities to expand revenue capacity and coordinated competitive financing through long-standing banking relationships aligned with long-term portfolio stability. Between 2013 and 2017, Mr. Goldberg was property manager at Park Management, where he managed a large portfolio of HUD and Mitchell-Lama affordable housing units. In that role, he supervised office and maintenance personnel, coordinated roving crews, maintained strong tenant relations, marketed vacancies, conducted recurring property inspections, and led inspection readiness and execution for HUD/REAC compliance. He also implemented and maintained accounting procedures and internal controls supporting operational oversight. In addition, Mr. Goldberg has served for many years as a trustee for numerous trusts, bringing a governance-forward mindset grounded in fiduciary responsibility, stewardship, and risk-aware decision-making. Mr. Goldberg received a B.S. degree in business, with primary emphasis on accounting from Excelsior College and holds a Certificate of Accounting from Daemen College.

There is no arrangement or understanding between Mr. Goldberg and any other person pursuant to which Mr. Goldberg was appointed as the Chief Commercial Officer of the Company. Mr. Goldberg does not have a family relationship with any of the Company’s officers or directors. Mr. Goldberg does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 13, 2026, the Board approved an amendment to the Company’s by-laws (the “By-Laws Amendment”) to permit the removal of any director or the entire Boad with or without cause by a majority of the voting power of the Company’s capital stock, in line with Section 141(k) of the Delaware General Corporation Law. The amendment is reflected in the Amended and Restated Bylaws of the Company, which became effective on February 18, 2026 (“Amended and Restated Bylaws”).

The Amended and Restated Bylaws is filed herewith as Exhibit 3.1, and any description above is qualified in its entirety by the text of the Amended and Restated Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws, dated as of February 18, 2026
10.1	Amendment to Securities Purchase Agreement, dated as of February 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ David Lazar
David Lazar
Chief Executive Officer

Date: February 19, 2026

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